Exhibit 99.2

UNAUDITED PRO FORMA FINANCIAL INFORMATION

              On December 5, 2013, Ixia, a California corporation (“Ixia”), completed its acquisition of Net Optics, Inc., a California corporation (“Net Optics”), pursuant to the terms of an Agreement and Plan of Merger dated as October 29, 2013 (the “Merger Agreement”) by and among Ixia, Net Optics, Matthew Acquisition Corp., a California corporation and a wholly owned subsidiary of Ixia (“Purchaser”), and Charlotte Matityahu, as the representative of the security holders of Net Optics formerly outstanding common stock. Net Optics is a provider of total application and network visibility solutions.

At the closing, Ixia paid total cash consideration of approximately $193.8 million, which amount is subject to a post-closing adjustment based on Net Optics final net working capital, among other items. Ixia used cash and investments on hand to fund the acquisition.

The following unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2013 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2013 and for the year ended December 31, 2012 reflect the acquisition of Net Optics using the acquisition method of accounting. The pro forma adjustments are based upon available information and assumptions that Ixia believes are reasonable. The pro forma adjustments are preliminary and have been prepared to illustrate the estimated effect of the acquisition. Final adjustments may differ from the pro forma adjustments presented herein. The unaudited pro forma condensed combined consolidated financial information does not include any pro forma adjustments relating to costs of integration that the combined companies may incur as such adjustments would be forward-looking.

The unaudited pro forma condensed combined consolidated balance sheet as of September 30, 2013 is presented as if our acquisition of Net Optics had occurred on September 30, 2013.The unaudited pro forma condensed combined consolidated statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 illustrate the effect of the acquisition of Net Optics as if it had occurred on January 1, 2012.

The unaudited pro forma condensed combined consolidated financial information has been developed from and should be read in conjunction with (i) the historical audited consolidated financial statements and notes thereto of Ixia contained in its Annual Report on Form 10-K for the year ended December 31, 2012, (ii) the historical unaudited condensed consolidated financial statements and notes thereto of Ixia contained in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and (iii)the historical audited consolidated financial statements of Net Optics, Inc. as of and for the year ended December 31, 2012 and the unaudited interim consolidated financial statements of Net Optics, Inc. as of September 30, 2013, and for the nine months ended September 30, 2013 and 2012 and accompanying notes included in Exhibit 99.1 to this Current Report on Form 8-K/A.

These unaudited pro forma condensed combined consolidated financial information was prepared by management for informational purposes only in accordance with Article 11 of Regulation S-X and is not necessarily indicative of future results or of actual results that would have been achieved had the acquisition been consummated as of the dates presented, and should not be taken as representative of future consolidated operating results or consolidated financial position of Ixia. The unaudited pro forma condensed combined consolidated financial information does not reflect any operating efficiencies and/or cost savings that Ixia may achieve, or any additional expenses that it may incur, with respect to the combined companies.

The acquisition of Net Optics has been accounted for under the acquisition method of accounting in accordance with U.S. GAAP. Accordingly, the aggregate consideration of $193.8 million (subject to certain post-closing adjustments) paid to Net Optics, has been allocated on a preliminary basis to assets acquired and net liabilities assumed in connection with the acquisition based on their estimated fair values as of the completion of the acquisition. These allocations reflect preliminary estimates that were available at the time of the preparation of this Current Report on Form 8-K/A.  The preliminary purchase price allocation is subject to adjustment, pending the receipt of certain information, such as the final net working capital computation and the final tax attributes that will be finalized upon the filing of certain pre-acquisition tax returns of the selling shareholders.

Exhibit 99.2

IXIA

Unaudited Pro Forma Condensed Combined Consolidated Balance Sheet

As of September 30, 2013

(in thousands)

	Historical
	Ixia	Net Optics
	September 30, 2013	September 30, 2013	Pro forma Adjustments		Pro forma Combined
Assets
Current assets:
Cash and cash equivalents	$57,443	$3,490	$(8,428	)(A)	$52,505
Short-term investments in marketable securities	195,895	—	(190,730	)(A)	5,165
Accounts receivable, net	97,203	11,155	—		108,358
Inventories	39,571	5,550	1,785	(B)	46,906
Prepaid expenses and other current assets	53,948	1,243	—		55,191

Total current assets	444,060	21,438	(197,373)		268,125

Property and equipment, net	31,704	2,686	—		34,390
Intangible assets, net	127,430	1,447	71,411	(C)	200,288
Goodwill	259,768	1,053	104,181	(D)	365,002
Other assets	12,087	87	—		12,174

Total assets	$875,049	$26,711	$(21,781)		$879,979

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$13,037	$3,152	$—		$16,189
Accrued expenses and other	47,884	13,179	(6,498	)(A), (F)	54,565
Deferred revenues	77,189	4,582	(1,539	)(E)	80,232

Total current liabilities	138,110	20,913	(8,037)		150,986

Deferred revenues	11,784	751	(269	)(E)	12,266
Other liabilities	32,896	219	(219	)(F)	32,896
Convertible senior notes	200,000	—	—		200,000

Total liabilities	382,790	21,883	(8,525)		396,148

Shareholders’ equity:
Common stock	172,782	1,485	(1,485	)(G)	172,782
Additional paid-in capital	187,321	—	—		187,321
Retained earnings	132,235	3,066	(11,494	)(A), (G)	123,807
Accumulated other comprehensive (loss) income	(79)	277	(277	)(G)	(79)

Total shareholders’ equity	492,259	4,828	(13,256)		483,831

Total liabilities and shareholders’ equity	$875,049	$26,711	$(21,781)		$879,979

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

Exhibit 99.2

IXIA

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

For the Year Ended December 31, 2012

(in thousands, except per share data)

	Historical
	Ixia	Net Optics
	December 31, 2012	December 31, 2012	Pro forma Adjustments		Pro forma Combined

Revenues:
Products	$330,315	$44,460	$—		$374,775
Services	83,119	4,827	(1,157	)(H)	86,789
Total revenues	413,434	49,287	(1,157)		461,564

Costs and operating expenses:
Cost of revenues - products	71,668	18,268	1,785	(B)	91,721
Cost of revenues - services	10,493	235	—		10,728
Research and development	98,169	9,968	—		108,137
Sales and marketing	117,214	9,909	—		127,123
General and administrative	45,607	9,862	—		55,469
Amortization of intangible assets	30,018	1,300	11,450	(I)	42,768
Acquisition and other related	11,861	—	—		11,861
Restructuring	4,077	—	—		4,077
Total costs and operating expenses	389,107	49,542	13,235		451,884

Income from operations	24,327	(255)	(14,392)		9,680
Interest income and other, net	2,255	191	(916	)(J)	1,530
Interest expense	(7,215)	(553)	553	(F)	(7,215)
Income before income taxes	19,367	(617)	(14,755)		3,995
Income tax benefit	(26,093)	(118)	(5,740	)(K)	(31,951)
Net income	$45,460	$(499)	$(9,015)		$35,946

Earnings per share:
Basic	$0.63				$0.50
Diluted	$0.59				$0.48

Weighted average number of common and common equivalent shares outstanding:
Basic	72,183				72,183
Diluted	84,505				84,505

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

Exhibit 99.2

IXIA

Unaudited Pro Forma Condensed Combined Consolidated Statements of Operations

For the Nine Months Ended September 30, 2013

(in thousands, except per share data)

	Historical
	Ixia	Net Optics
	September 30, 2013	September 30, 2013	Pro forma Adjustments		Pro forma Combined

Revenues:
Products	$262,364	$36,231	$—		$298,595
Services	84,263	4,795	(214)	(H)	88,844
Total revenues	346,627	41,026	(214)		387,439

Costs and operating expenses:
Cost of revenues - products	62,814	13,492	—		76,306
Cost of revenues - services	10,564	306	—		10,780
Research and development	88,183	8,248	—		96,431
Sales and marketing	100,395	9,503	—		109,898
General and administrative	35,496	8,861	—		44,357
Amortization of intangible assets	30,253	1,000	8,487	(I)	39,740
Acquisition and other related	3,028	—	—		3,028
Restructuring	58	—	—		58
Total costs and operating expenses	330,791	41,410	8,487		380,688

Income from operations	15,836	(384)	(8,701)		6,751
Interest income and other, net	5,637	(231)	(673)	(J)	4,733
Interest expense	(5,829)	(347)	347	(F)	(5,829)
Income before income taxes	15,644	(962)	(9,027)		5,655
Income tax expense (benefit)	705	6	(3,512)	(K)	(2,801)
Net income	$14,939	$(968)	$(5,515)		$8,456

Earnings per share:
Basic	$0.20				$0.11
Diluted	$0.19				$0.11

Weighted average number of common and common equivalent shares outstanding:
Basic	75,476				75,476
Diluted	77,141				77,141

The accompanying notes are an integral part of the unaudited pro forma condensed combined consolidated financial statements.

Exhibit 99.2

IXIA

Notes to Unaudited Pro Forma Condensed Combined Consolidated Financial Statements

1.	Background and Basis of Pro Forma Presentation

On December 5, 2013, Ixia (“we”) completed its acquisition of all of the outstanding shares of common stock of Net Optics, Inc. (“Net Optics”). Net Optics is a leading provider of total application and network visibility solutions. With this acquisition, we have expanded our product portfolio, strengthened our service provider and enterprise customer base and broadened our sales channel and partner programs. In addition, we expect to realize certain operational synergies and leverage Net Optics’ existing sales channels, partner relationships and assembled workforce, including its experienced product development team in Santa Clara and its global sales force. These factors, among others, contributed to a purchase price in excess of the estimated fair value of Net Optics’ net identifiable assets acquired (see summary of net assets below), and, as a result, we have recorded goodwill in connection with this transaction.

The unaudited pro forma condensed combined consolidated financial information was prepared based on the historical financial statements of Ixia as filed by Ixia in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, and of Net Optics, as included in Exhibit 99.1 to this Current Report on Form 8-K/A. The unaudited pro forma condensed combined statements of operations include certain income statement reclassifications from the historical Net Optics financial statements included in Exhibit 99.1 to (i) separately present product and services cost of revenues, (ii) present stock-based compensation expense in the financial statement caption where the underlying personnel costs are being recorded to (e.g., research and development, general and administrative, etc.).

Our acquisition of Net Optics has been accounted for under the acquisition method of accounting in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) and uses the fair value guidance under U.S. GAAP. The acquisition method of accounting requires, among other things, that assets acquired and liabilities assumed in an acquisition be recognized at their fair values as of the acquisition date and requires the application of the fair value guidance. The fair value guidance clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. The fair value guidance also requires that the fair value measurements reflect the assumptions market participants would use in pricing an asset or liability based on the best information available. Acquisition-related transaction costs (e.g., success-based banking fees, professional fees for legal, accounting, tax, due diligence, valuation and other related services costs) are not included as a component of consideration transferred, but are accounted for as expenses in the periods in which the costs are incurred.

2.	Purchase Price Allocation

The following table summarizes the preliminary allocation of the acquisition purchase price to Net Optics tangible and intangible assets and liabilities based on preliminary estimates of their respective fair value as of the date of acquisition. (in thousands):

Cash and cash equivalents	$3,490
Accounts receivable	11,155
Inventories	7,335
Prepaid and other assets	1,330
Fixed assets	2,686
Identifiable intangible assets	72,858
Goodwill	105,234
Total assets acquired	204,088
Accounts payable, accrued expenses and other liabilities	(6,771)
Deferred revenues	(3,525)
Net assets acquired	$193,792

The preliminary purchase price allocation is pending the receipt of certain information we believe is necessary to finalize our determination of the fair value of assets acquired and liabilities assumed under the acquisition, such as the final net working capital computation and the final tax attributes that will be finalized upon the filing by Net Optics of certain pre-acquisition tax returns of the selling shareholders.

Exhibit 99.2

The identifiable intangible assets of $72.9 million consist of $50.0 million of acquired technology, $15.8 million of customer relationships and related service agreements, $3.7 million related to non-compete agreements, $3.0 million for the trade name, and $0.4 million of other identifiable intangible assets. The fair values of the identifiable intangible assets have been estimated using the income approach. These intangible assets will be amortized using a straight-line method over their expected useful lives ranging from four months to seven years. The goodwill recorded in connection with this transaction is tax deductible for U.S. income tax purposes.

3.	Pro forma financial information adjustments

The unaudited pro forma condensed combined balance sheet as of September 30, 2013 is presented as if our acquisition of Net Optics had occurred on September 30, 2013.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2012 and the nine months ended September 30, 2013 illustrate the effect of the acquisition of Net Optics as if it had occurred on January 1, 2012. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2012 combines the historical audited statement of income for Net Optics for the year ended December 31, 2012 and Ixia’s historical audited statement of operations for the year ended December 31, 2012.  The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2013 combines the historical unaudited statement of operations of Ixia for the nine months ended September 30, 2013 and the historical unaudited statement of income of Net Optics for the nine months ended September 30, 2013.  The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results of the companies. The assumptions used to prepare the pro forma financial information are contained in the notes to the unaudited pro forma condensed combined consolidated financial statements, and such assumptions should be reviewed in their entirety.

The following pro forma adjustments are included in our unaudited pro forma condensed combined consolidated financial information:

(A)

To reflect the $193.8 million of consideration in connection with the acquisition of Net Optics, including amounts paid by Ixia from cash and cash equivalents and short-term investments as well as $3.1 million of liabilities to be paid by Ixia to cover certain income and payroll tax amounts for the former Net Optics shareholders.  This adjustment also reflects $8.4 million of acquisition-related transaction costs incurred by Ixia and Net Optics subsequent to September 30, 2013.

(B)	To reflect the estimated fair value of inventory acquired as of September 30, 2013.

(C)	To eliminate Net Optics historical intangible assets, net, of $1.4 million and record the preliminary estimate of intangible assets at fair value of $72.9 million.

(D)	To eliminate Net Optics historical goodwill of $1.1 million and to record the preliminary estimate of goodwill for our acquisition of Net Optics of $105.2 million.

(E)	To adjust Net Optics deferred revenue to the estimated fair value of $3.5 million.

(F)

To eliminate Net Optics’ outstanding borrowings as of September 30, 2013, including the elimination of the related interest expense, which were not assumed by IXIA as a result of the acquisition and to record a fair value adjustment of $750,000 for anticipated bonus pool payouts related to a previous acquisition by Net Optics.

(G)

To eliminate Net Optics’ historical shareholders’ equity and to reflect the $8.4 million of non-recurring acquisition-related transaction costs incurred by Ixia and Net Optics subsequent to September 30, 2013. See Note (A).

(H)	To reflect the resulting decrease in services revenue as part of the fair value adjustment to Net Optics deferred revenue balances. See Note (E).

(I)	To eliminate the Net Optics historical amortization of intangible assets expense, and to record the amortization based on the preliminary fair value of Net Optics intangible assets as follows:

Exhibit 99.2

(Dollars in thousands)	Intangible Asset	Estimated Useful Life (years)	Pro forma amortization for the year ended December 31, 2012	Pro forma amortization for the nine months ended September 30, 2013

Existing Technology	$39,400	5.6	$7,140	$5,355
Maintenance Agreements	13,500	7.0	1,929	1,446
In Process Technology	10,600	7.0	1,514	1,136
Non-Compete	3,700	4.0	925	694
Trade Names	3,000	5.0	600	450
Customer Relationships	2,300	5.0	460	345
Other	358	2.4	182	61
	$72,858		12,750	9,487

(J)

To record the estimated decrease in interest income computed at the average yield of 0.47% and 0.46% for the year ended December 31, 2012 and the nine months ended September 30, 2013, respectively due to the reduction in cash and investments used for the acquisition.

(K)	To record the tax effect of the pro forma adjustments calculated at the statutory rate of 38.9%.

7